Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Fund Service Providers” and “Financial Highlights” in the Prospectuses and the caption “Independent Registered Public Accounting Firm” in the Statements of Additional Information, and to the incorporation by reference in Post-Effective Amendment No. 707 to the Registration Statement (Form N-1A; File No. 333-138490) of Invesco Exchange-Traded Fund Trust II of our reports on the Predecessor Funds as follows: our report dated July 31, 2017, with respect to the financial statements and financial highlights of Guggenheim Shipping ETF (one of the series constituting Claymore Exchange-Traded Fund Trust 2) included in the Annual Report to shareholders for the fiscal year ended May 31, 2017; and our report dated October 30, 2017, with respect to the financial statements and financial highlights of Guggenheim S&P High Income Infrastructure ETF, Guggenheim Solar ETF, Guggenheim China Technology ETF, Guggenheim China All-Cap ETF and Guggenheim S&P Global Water Index ETF (five of the series constituting Claymore Exchange-Traded Fund Trust 2) included in the Annual Report to shareholders for the fiscal year ended August 31, 2017.

/s/ Ernst & Young LLP

Tysons, Virginia

December 27, 2018